EXECUTION COPY


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (this "Agreement") is made as of July 30, 1999, between Gerald Stevens, Inc., a Delaware corporation (the "Company"), and Ruth Owades ("Executive").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on the Termination Date, as defined in paragraph 4 hereof (the "Employment Period"). Executive's principal place of business during the Employment Period shall be in San Francisco, CA. The Company will not require Executive to relocate from her current home.

                  2.       Position and Duties.

                  (a) During the Employment Period, Executive shall serve as Chairman of the Company's Calyx & Corolla Division ("Division") and shall be responsible for managing the day to day business and affairs of the Division.

                  (b) Executive shall report to the Company's President and Executive shall devote her reasonable best efforts and her full business time and attention (except for permitted vacation periods, periods of illness or other incapacity) to the business and affairs of the Division; provided that Executive shall be permitted to continue speaking engagements, media appearances, board of director memberships and similar activities, to the extent consistent with Executive's past practices and the Company's objectives and reasonable policies.

                  (c) For purposes of this Agreement, all references to "Company" shall include any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more subsidiaries.

                  3.       Base Salary and Benefits.

                  (a) Executive's base salary shall be the sum of (i) $185,000 per annum plus (ii) the amount of Executive's co-payments under the Company's health insurance program (the "Base Salary") through December 31, 1999, which salary shall be payable in regular installments in accordance with the Company's general payroll practices (but at least monthly) and shall be subject to required withholding. In January of 2000, the Company's President shall review the Base Salary for increase; at such time, the Company shall consider that the Executive's salary normally was increased by the Division on October 1 of each year and that the increase on October 1, 1999 was scheduled to be 6%, but that increase was not made in 1999 as a result of the Company's acquisition of the Division. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executives of the Company are generally eligible, including health insurance, 401(k) plan, vacation policy and annual grants of stock options under the Company's Nonqualified Stock Option Plan and other stock option plans that the Company may adopt from time to time (all such plans, as they may be adopted and amended from time to time being hereinafter referred to collectively as the "Stock Option Plan"), at a level commensurate with Executive's position in the Company. Under such employee benefit programs, Executive shall receive credit for years in which Executive served as an employee of the Division prior to its acquisition by the Company. In addition, upon execution hereof by the Company and Executive, Executive will receive a grant of options to purchase up to 20,000 shares of the Company's Common Stock ("Initial Grant"), consisting of a combination of Executive's 1999 annual grant, 2000 annual grant and a bonus grant, subject to the terms and conditions of the Stock Option Plan and such other terms and conditions as are customary for option grants by the Company. Such options will have an exercise price of $9.125 per share.

                  (b) The Company shall reimburse Executive for all reasonable expenses incurred by her in the course of performing her duties under this Agreement which are consistent with the Company's policies in effect from time to time for senior executives with respect to travel, entertainment and other business expenses, subject to the Company's requirements for its executives with respect to reporting and documentation of such expenses.

                  (c) In addition to the Base Salary, Executive shall be eligible to receive a bonus (the "Bonus") at the end of each fiscal year during the Employment Period (beginning with the July 1, 1999 - June 30, 2000 fiscal year) based upon Executive's performance and the Company's and/or Division's financial results. The Bonus will be prorated for any partial year during the Employment Period.

                  4.       Term and Termination.

                  (a) This Agreement shall terminate on the second anniversary of the date hereof (the "Expiration Date") unless terminated earlier (i) by Executive's resignation with or without Good Reason or Executive's death or Disability or (ii) by the Company with or without Cause. The date on which Executive's employment with the Company is terminated is referred to herein as the "Termination Date."

                  (b) (i) If Executive's employment with the Company is terminated by the Company without Cause or by Executive with Good Reason, (x) Executive shall be entitled to receive her Base Salary and her Target Bonus through the Expiration Date, payable in accordance with paragraph 3 above, (y) all stock options granted to Executive under the Stock Option Plan which are not vested at such time shall automatically, and without further action, become vested as of the Termination Date, and all such options (together with all of Executive's then vested stock options), shall remain exercisable until the later to occur of (I) the Expiration Date and (II) the expiration of such stock options pursuant to the terms of the Stock Option Plan and (z) Executive's obligations under paragraph 6(a) below shall terminate and be of no further force or effect.

                      (ii) If Executive's employment with the Company is terminated for any reason other than as described in item (i) above, Executive shall be entitled to receive her Base Salary through the Termination Date.

                  (c) All of Executive's rights to benefits shall cease upon the Termination Date.

                  (d) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Cause" shall mean (i) the conviction of Executive for a felony or a crime involving moral turpitude or the plea of guilty or no lo contendre by Executive to a charge of any such crime, (ii) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or the Division, (iii) Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or an attempted fraud, on the Company or the Division or Executive's unauthorized appropriation or attempted appropriation of any tangible or intangible material assets or property of the Company or the Division, (iv) Executive's dishonesty with respect to any material matter concerning the Company or the Division or (v) Executive's substantial and repeated failure to perform her duties hereunder in accordance with the reasonable directions of the Board or the President.

                  "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Executive to carry out effectively her duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable and good faith judgment of the Board.

                  "Good Reason" shall mean (x) the Company's willful and material breach of this Agreement or (y) the assignment to Executive of duties that are materially inconsistent with Executive's position.

                  (e) A termination of this Agreement pursuant to its terms on the Expiration Date shall not, in and of itself, constitute a termination of Executive's employment with the Company. At such time, unless the Company or the Executive terminate Executive's employment with the Company, Executive shall become an employee at-will of the Company.

                  5. Confidential Information. Executive acknowledges that the information, observations and data obtained by her while employed by the Company concerning the business or affairs of the Company or the Division reasonably considered of a confidential nature ("Confidential Information") are the property of the Company. Therefore, Executive agrees that she shall not disclose to any unauthorized person or use for her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions, or is otherwise known to Executive from independent sources prior to or outside of Executive's employment with the Company. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or the Division which she may then possess or have under her control. Nothing herein shall prohibit Executive's disclosure of Confidential Information as directed by judicial, administrative or other governmental law, rule, regulation or order provided that Executive shall, to the extent possible, give immediate notice to the Company of any disclosure of Confidential Information so required so that the Company may seek a protective order.

                  6.       Non-Compete, Non-Solicitation.

                  (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of her employment with the Company she shall become familiar with the Company's and the Division's trade secrets and with other Confidential Information concerning the Company and the Division and that her services shall be of special, unique and extraordinary value to the Company and the Division. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), she shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the Division's and the Company's business of internet and catalog sales of flowers and plants, within the United States. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or the Division to leave the employ of the Company or the Division, or in any way interfere with the relationship between the Company or the Division and any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or the Division to cease doing business with the Company or the Division, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or the Division.

                  (c) If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 6 are reasonable.

                  (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

                  7. Mutual Representations. Executive and the Company each represents and warrants to the other that (i) the execution, delivery and performance of this Agreement by such party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which such party is a party or by which it is bound, (ii) such party is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that would be breached or violated by such party's execution and delivery or performance of this Agreement and (iii) upon the execution and delivery of this Agreement by such party, this Agreement shall be the valid and binding obligation of such party, enforceable against such party in accordance with its terms. Such party hereby acknowledges and represents that she or it has consulted with independent legal counsel regarding her or its rights and obligations under this Agreement and that she or it fully understands the terms and conditions contained herein.

                  8. Survival. Paragraphs 5 and 6 and paragraphs 9 through 16 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  9. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                  Ruth Owades
                  2164 Hyde Street, #305
                  San Francisco, CA  94109

                  Notices to the Company:

                  Gerald Stevens, Inc.
                  301 E. Las Olas Blvd., Suite 300
                  Ft. Lauderdale, FL 33301
                  Attention: President

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or three (3) days after so mailed.

                  10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  11. Complete Agreement. This Agreement embodies with respect to the subject matter hereof the complete agreement and understanding among the parties and supersedes and preempts with respect to the subject matter hereof any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  12. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party, it being understood that paragraph 6(c) contemplates that a court of competent jurisdiction shall be entitled to "blue pencil" or conform the express language of paragraph 6(a) if necessary in order to comply with California law.

                  13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that (x) Executive may not assign her rights or delegate her obligations hereunder without the prior written consent of the Company and (y) other than in connection with sale of (i) the stock or all or substantially all of the assets of Division or (ii) the Company (whether by merger, consolidation, sale of all of the Company's stock or sale of all or substantially all of the Company's assets, or otherwise), the Company may not assign its rights to Executive's services hereunder to any third party.

                  15. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

16. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   GERALD STEVENS, INC.


                                   By __________________________
                                   Name: Gerald R. Geddis
                                   Title:   President



                                   -----------------------------
                                   RUTH OWADES